Exhibit 4.6

Unofficial translation from Hebrew

Trust Deed

Made and entered into in Tel Aviv, this 31 day of January, 2008

By and Between:

Plaza Centers N.V.

A public company incorporated in the Netherlands, No.: 33248324

Of Keizersgracht 241 1016 EA Amsterdam, The Netherlands

(Hereinafter: the “Company”)

Of the first part;

And:

Reznik Paz Nevo Trustees Ltd.

Of 14 Yad Harutzim Street, Tel Aviv

Tel.: 03-6393316; Fax: 03-6393311

(Hereinafter: the “Trustee”).

Of the other part;

Whereas

the Company wishes to issue to the public the Company’s Series B Notes which are rated Aa3 by Midroog Ltd. as of the date of this Deed, all as set out in and subject to the provisions of section 2 of this Trust Deed; and

Whereas

the Company hereby declares that there is no impediment under any law and/or agreement to conduct the said issuance of the Company’s Series B Notes and to the fulfillment of its undertakings under this Deed; and

Whereas	the Trustee is a company registered in Israel, engaged in trusts that has the knowledge and professional skills required to perform its undertakings under this Deed; and

Whereas

the Trustee has declared that there is no impediment under law to its entering into this Trust Deed with the Company and that it complies with the requirements and capacity conditions laid down in the Law, as defined below, to serve as trustee pursuant to this Trust Deed; and

Whereas	the Company has applied to the Trustee to serve as trustee for the noteholders and the Trustee has agreed thereto, all subject and pursuant to the terms of this Trust Deed;

Now, therefore, it is agreed, declared and stipulated by and between the parties as follows:

1.	Preamble, Interpretation And Definitions

	1.1	The preamble to this Trust Deed and the appendixes attached hereto constitute an integral part hereof.

	1.2	The division of this Trust Deed into sections as well as the section headings herein are for purposes of convenience and ease of reference only and shall not be used for the purpose of interpretation.

1.3

Everything stated in this Trust Deed in the plural shall also mean the singular and vice versa; everything stated in the masculine shall also mean the feminine and vice versa; and the term “person” shall also mean a corporation, all unless there is any contrary expressed and/or implied provision and/or unless the context or the contents otherwise require.

	1.4	In this Trust Deed and in the Notes, the following terms shall have the meaning set out opposite them, unless the contents or the context otherwise require.

“The Trust Deed” or “This Deed” – This Trust Deed, including the appendixes attached hereto, constituting an inseparable part hereof;

“Series B Notes” or “Series Notes” or the “Notes” – a series of registered Series B Notes, unlimited in amount, of NIS 1 par value each of the Company, whose terms are set out in this Deed, to be issued from time to time at the Company’s exclusive discretion.

The “Trustee” – The Trustee referred to at the outset of this Deed and/or anyone serving from time to time as trustee for the Noteholders hereunder;

“Register” – The Register of Noteholders as set forth in section 23 herein;

“Noteholder” or “Noteowner” – the person named at such time in the Register as the owner of a Note of the Series of Notes, and in the event of a number of joint holders, the joint holder whose name appears first in the Register;

“Note Certificate” – A Series B Note Certificate in such wording as set out in Appendix A hereto.

The “Law” or the “Securities Law” – the Securities Law, 5728 – 1968 and its regulations, as shall be in effect from time to time.

“Principal” – the total par value amount of Series B Notes to be issued by the Company under this Deed.

.

“Consumer Price Index” or “Index” - The price index known as the Consumer Price Index, including fruit and vegetables and which is published by the Central Bureau of Statistics, including such index even if published by any other official entity or institution, as well as any official index superseding the same, whether or not it is based on the same data on which the existing index is based. If another index supersedes it, published by such body or institution, where such body or institution has not prescribed the ratio between it and the index that has been superseded, such ratio shall be prescribed by the Central Bureau of Statistics. In the event of such ratio not being prescribed as aforesaid, then the Trustee, in consultation with such economic experts at its option, shall determine the ratio between the other index and the superseded index.

The “Known Index” at any given time – the Index last published before such date.

“Base Index” – the index for December 2007, as published on January 15, 2008.

“Payment Index” – The index known on the due date of any payment on account of principal and/or interest.

“Business Day” – A day on which most of the banks in Israel are open for the performance of transactions.

“Special Resolution” – As defined in section 6(e) of Appendix B hereto.

“Stock Exchange” – The Tel Aviv Stock Exchange Ltd..

“Rating Company” – A company approved by the Supervisor of the Capital Markets at the Ministry of Finance.

2.	Issue of The Notes

The Company will issue registered Series B Notes, unlimited in amount, payable in 5 equal annual installments, on July 1 of each of the years 2011 to 2015, inclusive (the first installment to be effected on July 1, 2011 and the last installment to be effected on July 1, 2015), bearing interest at a rate to be determined in the tender as described in the Company’s Prospectus of February 2008, payable in semi-annual installments on July 1 and December 31 of each year in the years 2008 to 2015 (the first installment to be effected on July 1, 2008 and the last installment to be effected on July 1, 2015), linked (principal and interest) to the Consumer Price Index, for the month of December 2007, as was published on January 15, 2008, all pursuant to the terms set forth in the Note attached as Appendix A hereto.

Increase in the series – The Company may issue, at any time and from time to time, without the approval of either the Noteholders or the Trustee, including to the Company’s subsidiary, pursuant to the provisions of any law, including, but without derogating from the foregoing, the Dutch laws with respect to market abuse, additional Series B Notes with identical terms to those of the Series B Notes, at such price and in such manner as the Company finds fit, provided that this Deed will apply to all such additional Series B Notes to be issued by the Company and that they shall be deemed as the Series B Notes first issued. Notwithstanding anything to the contrary anywhere in this Deed, an additional issue of Series B Notes exceeding USD 400 million, rated by a Rating Company (as of the date hereof, the amount refers to both Series B and Series B Notes), shall be effected subject to another rating by a Rating Company and subject further that such additional issue of Series B Notes shall not adversely affect the rating of the Notes first issued under this Deed, as then in effect. To the extent required, the Company shall obtain the Stock Exchange’s approval for such increase and shall publish an immediate report of any increase in any series of the Notes. In the event the Series B Notes will be increased to an aggregate principal amount of more than the amount raised from the public, the Trustee’s annual fee will be updated in the sum of NIS 5,000 (for all the increases collectively).

The Series B Notes have not been offered with a discount. In the event that the Company issues additional Notes in the future, as part of an increase of the Series B Notes, at such discount rate as is different than the discount rate to be determined in the issue of the offered securities, the Company will apply, prior to the increase in the series, to the Tax Authority, for its approval (hereinafter: the “Tax Arrangement”) that, for the purpose of tax withholding from the discounting charges in respect of Notes, a uniform discounting rate shall be determined for the Notes, in accordance with a formula weighting the various discounting rates in that series, if any (hereinafter: the “Weighted Discounting Rate”). In the event of obtaining the Tax Arrangement, the Company will compute, on the date of the increase in the series, the Weighted Discounting Rate for the Series B Notes and will publish, by means of an immediate report, before the increase in the series subject to the Tax Arrangement, the Weighted Uniform Discounting Rate for the entire series and will withhold tax on the redemption dates of the Notes at the Weighted Discounting Rate, as aforesaid, pursuant to the provisions of any law. In such event, all the other provisions of the law pertaining to the taxation of discounting charges shall apply. In the event that no such Tax Arrangement is approved by the Israel Tax Authority, the Company shall withhold tax from the discounting charges, in respect of the entire series of the Notes, at the higher discounting rate created in respect of such series. In such event, the Company shall publish, in an immediate report, before the increase of such series, the discounting rate determined in respect of the entire series, as aforesaid, and all the other provisions of the law pertaining to the taxation of discounting charges, shall apply. The Company shall withhold tax upon redemption of the Notes, at the discounting rate to be reported as aforesaid.

In any event of an increase in the Series B Notes, on whatever grounds, where the discounting rate to be determined, within the framework of the issue of the Notes, is higher than the discounting rate of the series prior to the increase in the series, there may be cases where the Company withholds tax from the discounting charges at such rate as exceeds the discounting charges determined for the person who held the Notes of that series prior to the increase in the series (hereinafter: the “Surplus Discounting Charges”), irrespective of whether or not the Tax Arrangement has been obtained from the Tax Authority, as to setting a uniform discounting rate for the Series B Notes. An assessee who held the Notes prior to the increase in the Series B Notes, up to the settlement of the Series B Notes held by him, will be entitled to submit a tax return to the Israel Tax Authority and to receive a refund of the tax at the rate of the tax withheld from the Surplus Discounting Charges, to the extent he is entitled to such refund under law.

Deposit of additional securities – The Company reserves the right to issue, at any time, without approval of the Trustee and/or the Noteholders, other Notes or Series Notes or other securities of any nature or type whatsoever, at such terms as the Company shall find fit, whether preferable, equal or inferior to the terms of the Notes.

The Notes may not be offered, sold, transferred or disposed of in the Netherlands, as part of the initial spread thereof and at any time thereafter, either directly or indirectly, other than to qualified investors (gekwalificeerde beleggers) as provided in article 1:1 of the Dutch Act on the financial supervision (Wet op het financieel toezicht), except that an offering, sale or transfer of the Debentures on the on the Tel Aviv Stock Exchange will not be deemed to be an offering in The Netherlands. An opinion that the Company has received from its attorneys in the Netherlands with regard to the issuing of the Notes and their listing for trade in the Stock Exchange is attached as Appendix D.

3.	Acquisition Of Notes By The Company And/Or By A Subsidiary Of The Company

	3.1	The Company reserves the right to acquire, at any time, Notes of the Series Notes at any price it finds fit, without prejudice to the duty to settle the Notes held by others apart from the Company.

	3.2	The Notes to be acquired by the Company shall be cancelled and delisted from the trading on the Stock Exchange, and the Company shall not be entitled to reissue them.

3.3

The Company’s subsidiary may acquire and/or sell Notes of the Series Notes, from time to time, subject to applicable law, including the Dutch laws with respect to market abuse, either on the Stock Exchange or off-market, including by means of an issue by the Company. The Notes to be held, as aforesaid, by a subsidiary, will be deemed as an asset of the subsidiary, will not be delisted from trading on the Stock Exchange, and will be transferable similar to the other Series B Notes. The votes to which such a subsidiary will be entitled, by virtue of its holdings in the Notes, will not be counted for the purpose of determining the existence of a quorum at general meetings of Noteholders, and the Notes held by the subsidiary will not confer on it voting rights at such general meetings, so long as the Notes are held by such subsidiary.

	3.4	Nothing in the foregoing in this section 3 above, per se, shall bind the Company and/or the Company’s subsidiary and/or the Noteholders, to acquire Notes or sell the Notes in their possession.

4.	Company’s Undertakings

The Company hereby undertakes to pay, on the designated dates, the principal, interest and linkage differentials payable under the terms of the Note and to comply with all the other terms and obligations imposed on it pursuant to the terms of the Note and hereunder. Where the designated date for payment of the Series B Notes, or the designated date for any interest installment, occurs on any day other than a business day, the payment date or the date of such installment shall be postponed to the business day immediately subsequent thereto and no interest shall be paid for such delay.

5.	Securities

	5.1	The Notes are not secured by means of any lien.

For the avoidance of doubt it is clarified that the Trustee is not obligated to examine, and de facto, the Trustee did not examine the need for the grant of securities in order to secure the payments to the Noteholders. By entering into this Deed and by agreeing to perform as a trustee, the Trustee does not give an opinion, express or implied, with regard to the Company’s ability to fulfill its obligations towards the Noteholders. The above does not derogate from the Trustee’s obligations in accordance with applicable law and this Deed, including the Trustee’s obligation (as far as such obligation is applicable to the trustee pursuant to any applicable law) to analyze changes in the Company as of the date of the issuance to the public and going forward, as far as they adversely affect the Company’s ability to fulfill its obligations to the Noteholders.

5.2

The Company may encumber all or any of its property, by means of any encumbrance and in any fashion whatsoever, in favor of any third party whatsoever, without having to obtain any approval from the Trustee and/or from the Noteholders.

6.	Grade Of The Notes

The Notes shall be equal, pari passu, inter se, without any preference or priority of one over the other.

7.	Immediate Settlement

7.1

Subject to the provisions of subsection 7.2 below, the Trustee may declare all or any part of the unsettled balance of the Notes, immediately due and payable, and shall be compelled to do so if so required by a special resolution adopted by the general meeting of the Noteholders, all upon the occurrence of one or more of the following:

		7.1.1	Should the Company fail to settle any sum payable by it under the Notes up to the end of seven (7) days from the due date thereof.

7.1.2

If a temporary liquidator has been appointed by a court or if a court has entered a temporary liquidation order against the Company and such appointment or order is not cancelled by the end of 45 days from its commencement date, or if the Company adopts a valid resolution of the winding up thereof (other than winding up for the purpose of a merger with another company and/or a change in the Company’s structure), or where a permanent liquidator has been appointed for the Company or if a final winding up order has been entered against it.

7.1.3

Upon the occurrence of any of the following, where the Trustee or a special resolution, adopted at a general meeting of the Noteholders, determine that same poses a risk to the rights of the Noteholders:

	(a)	Holders of liens on the Company’s property realize their liens on all, or on a substantial part of the Company’s assets, at the Trustee’s discretion.

	(b)	An attachment is imposed on substantial assets of the Company, at the Trustee’s discretion, and such lien is not removed by the end of forty five (45) days from the date of the imposition thereof.

(c)

An act of execution is instituted against substantial assets of the Company, at the Trustee’s discretion, and such act is not cancelled by the end of forty five (45) days from the date of the institution thereof.

(d)

A receiver is appointed to all and/or a substantial part of the Company’s assets, at the Trustee’s discretion, and such appointment is not cancelled by the end of forty five (45) days from the commencement thereof.

(e)

The Company discontinues its installments and/or gives a notice of its intention to discontinue its installments and/or there is a material concern that it is liable to discontinue its installments and/or terminate its business and/or intend to terminate its business and/or where it is likely that it would terminate its business.

(f)

A motion for stay of proceedings is submitted to the court against the Company under Section 350 of the Companies Law, or under a corresponding section, pursuant to another law applicable to the Company, and such motion is not cancelled within forty five (45) days from the commencement date thereof.

(g)

In the event that the Company violates or fails to comply with any material condition or obligation incorporated in the Notes and/or in this Deed, and the Trustee will deem same as prejudice to the rights of the Noteholders, and the Company has not fulfilled such condition within seven (7) days from the Date that the Trustee has given it a written warning to that effect.

7.2	Notwithstanding the contents of subsection 7.1 above, the Trustee shall not declare the Notes immediately due and payable, unless the following conditions are satisfied:

7.2.1

The Trustee has given a prior written warning to the Company of its intention to act as aforesaid, and the Company failed to comply with the contents of such warning by the end of fifteen (15) days from the date of receipt thereof. In the said warning, the Company is required to cause the cancellation and/or termination of the occurrence, as set out in subsection 7.1 above, in connection with which the said warning was given. It shall be clarified that the warning period is counted after the lapse of the periods set out in subsection 7.1.3 above.

	7.2.2	The Trustee, at its reasonable discretion, believes that any delay in declaring the Company’s debt payable, puts the rights of the Noteholders at risk.

7.2.3

Notwithstanding the contents of sections 7.1 and 7.2.1 above, should the Trustee find that a delay in declaring the Notes immediately due and payable, as set out in subsections 7.1 and 7.2.1 above, will significantly put at risk the rights of the Noteholders, the Trustee may bring forward each of the periods set out in subsections 7.1 and 7.2.1 above, as it finds necessary, with a view to preventing the said risk to the rights of the Noteholders, provided it gives written notice thereof to the Company and no response is received from the Company to its satisfaction within two (2) business days from the date of such warning.

7.3

After the Notes are declared immediately due and payable as aforesaid, the Company shall perform, from time to time and at any time it is required to do so by the Trustee, all the acts reasonably required to allow the exercise of all powers vested by the Trustee. Inter alia, it shall cause the performance of all acts reasonably required pursuant to the law to validate the Trustee’s powers.

8.	Claims And Proceedings On The Part Of The Trustee

8.1

The Trustee may, at any time after the Notes are declared due and payable, at its discretion and without giving another notice, adopt all such proceedings, including legal proceedings, as it finds fit, subject to the provisions of any law, to protect the rights of the Noteholders and implement the provisions of the Trust Deed and it may convene a special meeting of the Noteholders to this end. The Trustee shall be compelled to do so at the demand of the meeting of the Noteholders, adopted by a special resolution.

Nothing in the foregoing shall prejudice and/or derogate from the Trustee’s right to institute legal and/or other proceedings, either on its own initiative or at the demand of the meeting of the Noteholders adopted by a special resolution, even if the Notes have not been declared immediately due and payable, all with a view to protecting the Noteholders and subject to the provisions of any law.

8.2

The Trustee may, before resorting to such proceedings, convene a general meeting of the Noteholders, to determine, in a special resolution, the type of proceedings to be adopted to exercise their rights under this Deed and the Notes. The Trustee may further reconvene general meetings of the Noteholders for the purpose of receiving orders in respect of the conducting of such proceedings. In such cases, the Trustee shall act without delay and on the first practicable and reasonable date.

8.3

Subject to the provisions of this Deed, the Trustee may, but shall not be obligated to, convene a general meeting of the Noteholders at any time, with a view to discussing and/or receiving its instructions on any matter pertaining to this Deed, provided that the convening of the meeting shall be performed by the Trustee in such cases without any delay, and on the first practicable and reasonable date.

8.4

The Trustee may, but shall not be obligated to, at its sole discretion, withhold the execution of any action on its part under this Deed, for the purpose of an application to the general meeting of the Noteholders and/or the court, until such time as it receives instructions from the general meeting of the Noteholders and/or instructions from the court on how to proceed. The application to the general meeting of the Noteholders and/or to the court will be effected, in such cases, without delay and on the first practicable and reasonable date.

8.5

Subject to the provisions of subsection 8.6 below, the Trustee shall be obligated to act as set out in subsection 8.1 above, should it be so required by a special resolution adopted at the general meeting of the Noteholders, unless it finds that, under the circumstances, it is not just and/or reasonable to do so and it has applied to the pertinent court for respective instructions, on the first reasonable date.

8.6

The Trustee shall be entitled to indemnification from the Noteholders and/or the Company, for reasonable expenses incurred and/or to be incurred by it, as the case may be, with respect to acts performed and/or to be performed by it, by virtue of its duties under the terms of the Trust Deed and/or under law and/or pursuant to instructions of a competent authority and/or any law and/or in compliance with a demand pursuant to any resolution adopted at a general meeting of the Noteholders and/or the Company. Notwithstanding the foregoing, it is hereby clarified and agreed that the Company shall not indemnify the Trustee for expenses incurred and/or to be incurred by it with respect to acts performed and/or to be performed at the demand of the Noteholders, for any reason whatsoever and the Noteholders shall not indemnify the Trustee for expenses incurred and/or to be incurred by it with respect to acts performed and/or to be performed by it at the Company’s demand, for any reason whatsoever and\or for its obligations under this Deed. The right to indemnification set out in this subsection 8.6 shall apply upon the following conditions:

	8.6.1	The expenses are reasonable.

	8.6.2	The Trustee has acted in good faith and has not been negligent and such act was performed in its capacity as trustee.

8.6.3

The Trustee may not demand indemnification in advance for its expenses in connection with a pressing matter (without derogating from the Trustee’s right to retroactive indemnification, to the extent there is such a right).

8.7

Subject to the provisions of subsection 8.6 above, it is clarified that the Noteholders' obligation to indemnify the Trustee is on a pro-rata basis, but the Trustee may refrain from adopting any measure as aforesaid in subsection 8.6 above, until such time as it receives, to its satisfaction, an indemnity letter from all or any of the Noteholders, at its discretion, in connection with any liability for damages and/or expenses liable to be caused to the Trustee and the Company, due to the performance of such act, other than in circumstances where a pressing act is required, and where refraining from the performance thereof, prior to the receipt of the indemnify letter as aforesaid, is likely to cause damage and/or loss to the Noteholders.

8.8

To remove any doubts, it is hereby clarified, that nothing in any of the aforesaid provisions shall prejudice and/or derogate from the Trustee’s right, which is hereby vested in it, to apply, at its exclusive discretion, to legal instances also before the Notes are declared due and payable, for the purpose of obtaining any order concerning the trust affairs.

9.	Receipts Held In Trust

All receipts collected by the Trustee in consequence of declaring the Notes immediately due and payable, including receipts arising from proceedings instituted by it, if any, against the Company, shall be held by the Trustee in trust and it shall use same for such purposes and according to such priorities as follows:

First, for settlement of all reasonable expenses, payments, levies and obligations incurred by the Trustee, imposed on it, or caused in the course or in consequence of acts in implementation of the trust or otherwise, with respect to the terms of this Deed, including its fee (but without derogating from the Company’s undertakings pursuant to section 17 below). Second – to pay, to the Noteholders, the arrears interest due to them and subject to the linkage terms under the Notes, pari passu and pro rata to the sums payable to each of them, without preference or priority with respect to any of them, and without any preference as to the time priority of the issuance of the Notes by the Company or otherwise; third – to make, to the Noteholders, such payments on account of the principal as are owing to them under the Notes held by them pari passu and subject to the linkage terms under the Notes, all whether or not the due date has come for settlement of any installment on account of the principal as aforesaid, pro rata to the sums owing to them, without any preference as to the time priority of the issuance of the Notes by the Company or otherwise. The surplus, if any, shall be paid by the Trustee to the Company or its successors, as the case may be. Tax will be withheld from the payments to the Noteholders, to the extent such should be deducted under any law.

10.	Power To Withhold Distribution Of Funds

10.1

Notwithstanding the provisions of section 9 above, in the event that the monetary sum obtained in consequence of the institution of the proceedings as aforesaid, which at any time is available for distribution, as set out in such section, is less than ten (10) percent of the unsettled principal balance of the Notes, plus the interest thereon (subject to the linkage terms) (hereinafter: the “Minimum Sum”), the Trustee shall not be obligated to distribute same, and it may invest such sum, in whole or in part, in such investments as are permitted hereunder and substitute such investments from time to time by other permitted investments under this Deed, all as it finds fit. Notwithstanding the foregoing, a special resolution at the meeting of the Noteholders may instruct the Trustee to distribute, to the Noteholders, any such amount, even where the cumulative sum, as aforesaid, is less than the Minimum Sum.

10.2

Where such investments, including accruals thereon, together with other funds, received by the Trustee, for the purpose of the payment thereof to the Noteholders, total, if at all, such amount as is sufficient to pay at least ten (10) percent of the unsettled principal balance of the Notes (subject to the linkage terms), the Trustee shall pay same to the Noteholders as set out in section 9 above. In the event that, within a reasonable period of time, the Trustee does not have a sufficient sum to pay at least ten (10) percent of the unsettled balance of the principal of such Notes, the Trustee must distribute the funds held by it to the Noteholders.

11.	Notice Of Distribution And Deposit With The Trustee

11.1

The Trustee shall give notice to the Noteholders of the date and the place of effecting any installment of the installments set out in sections 9 and 10 above, in a notice to be delivered to them in the manner designated in section 21 below, not less than ten (10) days and not more than twenty (20) days in advance.

After the date designated in the notice, the Noteholder shall be entitled to interest thereon at the rate designated in the Notes, only in respect of the unsettled balance of the principal (if any), after deduction of the amount paid, or offered to be paid to them as aforesaid.

11.2

Any sum payable to a Noteholder, which has not been actually paid on the date designated for payment, for any reason beyond the Company’s control, while the Company was willing to pay same, shall cease to bear interest and linkage differentials, as of the date designated for payment thereof, while the Noteholder shall be entitled only to such payments as he would have been entitled to on the date designated for payment of such installment on account of the principal, interest and linkage differentials.

11.3

The Company shall deposit, with the Trustee, the sum of the installment not paid in a timely fashion, as set out in subsection 11.2 above, not later than fifteen (15) business days as of the date designated for such installment, and shall give notice of such deposit, and such deposit shall be deemed as settlement of such installment, and, in the event of settlement of everything owing for the Note, also as redemption of the Note.

11.4

The Trustee shall invest, within the framework of trust accounts in its name and for its benefit, such funds as are transferred to it as set out in subsection 11.3 above, in such investments as are permitted to the Trustee under this Deed. In the event that the Trustee acts as aforesaid, it shall only owe, to those eligible for such amounts, the consideration received from the realization of the investments, less the expenses related to the said investment and to the management of the trust accounts, as well as the charges, and less the obligatory payment applicable to the trust account. From such funds, the Trustee shall transfer, to the Noteholders, the sums to which they are entitled, as soon as practicable after proof and confirmations are presented to the Trustee of their entitlement to such amounts, to the Trustee’s full satisfaction, and less its reasonable expenses.

11.5

The Trustee shall hold such funds and shall invest them in the said manner, up to the end of one year from the final settlement date of the Notes. After such date, the Trustee shall transfer, to the Company, such amounts as are set out in subsection 11.4 above, including profits arising from their investment, less its reasonable expenses, to the extent remaining in its possession on such date. The Company shall hold such amounts in trust for such Noteholders as are entitled to such sum, and in respect of the sums transferred to it by the Trustee, as aforesaid, the provisions of subsection 11.4 above shall apply to it, mutatis mutandis.

The Company shall confirm to the Trustee, in writing, the holding of the amounts and the receipt thereof on behalf of the Noteholders, and shall indemnify the Trustee for any claim and/or expense and/or damage of any type whatsoever incurred by it, in the wake of, and due to, the transfer of the funds as aforesaid, unless the Trustee has acted negligently.

.

The Company shall hold such funds in trust on behalf of the Noteholders entitled thereto for six (6) additional years, from the date of the transfer thereof by the Trustee. Funds not demanded from the Company by a Noteholder up to the lapse of seven (7) years from the date of the final settlement date of the Notes, shall be transferred to the Company, and the Company shall be entitled to use the remaining funds for any purpose whatsoever.

12.	Receipt From The Noteholders

12.1

A receipt from a Noteholder for any payment on account of the principal, the interest and the linkage differentials paid to him by the Trustee, in connection with the Note, shall serve as absolute exemption of the Trustee and the Company in connection with the very performance of the payment of the sums designated in the receipt.

12.2

A receipt from the Trustee as to the deposit of any installment on account of the principal, the interest and the linkage differentials with it, for the benefit of the Noteholders, as set out in subsection 11.3 above, shall be deemed as a receipt from the Noteholder for the purpose of the provisions of subsection 12.1 above, with respect to the exemption of the Company in connection with the performance of the payment of the sums designated in the receipt.

	12.3	Funds distributed as aforesaid in section 11 above, shall be deemed as payment on account of the settlement of the Notes.

13.	Presentation Of A Note To The Trustee And Registration With Respect To Partial Installment

13.1

The Trustee may demand of a Noteholder to present, to the Trustee, upon the payment of any interest or partial installment of principal, interest and linkage differentials, pursuant to sections 9, 10 and 11 above, the Note certificates for which the installments are made.

	13.2	The Trustee may register, in the Note certificate, a note with respect to the sums paid as aforesaid and as to the date of payment thereof.

13.3

The Trustee may, in any special case, at its discretion, waive the presentation of a Note certificate, after an indemnity undertaking and/or sufficient security, to its satisfaction, has been given to it, by the Noteholder, for damages liable to be caused, due to failure to register such Note, all as it finds fit.

	13.4	Notwithstanding the aforesaid, the Trustee may, at its discretion, keep records in any other manner, with respect to such partial installments.

14.	Investment Of Funds

All funds which the Trustee may invest under this Deed, shall be invested by it, in accounts of one of the five leading banks in Israel, in its name or to its order, in such investments as the laws of the State of Israel permit to invest trust funds therein, as it finds fit, all subject to the terms of this Trust Deed.

15.	Company’s Undertakings To The Trustee

The Company hereby undertakes to the Trustee, so long as the Notes have not been fully settled, as follows:

	15.1	To continue to conduct its business in a regular and appropriate manner and to maintain and conduct its assets in a good and orderly condition.

	15.2	To regularly pay all the obligatory payments and taxes applicable, if any, to its assets.

15.3

To maintain orderly books of account in accordance with accepted accounting principles, to maintain the books and documents used as their references, and to allow any authorized representative of the Trustee to review, at any reasonable time to be coordinated in advance with the Company, any book and/or document, as aforesaid, which the Trustee seeks to review. In this context, an authorized representative of the Trustee means a person designated by the Trustee for the purpose of such review, by means of a written notice on the part of the Trustee, to be given to the Company, prior to the review as aforesaid, and which shall also contain the Trustee’s approval, whereby such designated representative is obligated, to the Trustee, to keep confidential the information disclosed to such designated representative in his capacity on behalf of the Trustee. The Trustee shall treat as confidential any information contained in a book and/or document reviewed by the Trustee’s representative, as aforesaid.

15.4

To insure its assets pursuant to principles of regular business procedures, pursuant to which assets of such type are covered, and to comply with all the terms of the insurance and to present, to the Trustee, a certification of issuance of insurance policies, as aforesaid, per year.

15.5

To give a written notice to the Trustee immediately upon learning, and not later than two (2) business days after learning, of any event of imposition of an attachment on the Company’s assets, whose cumulative value on such date amounted to 10% or more of the total consolidated balance sheet of the Company, pursuant to the Company’s last consolidated financial statements and, in any event of appointment, for the Company’s assets, at such cumulative value, a receiver, a special administrator and/or temporary or permanent liquidator, and to adopt, at its expense, all measures required to remove such attachment or to cancel the receivership, liquidation or administration, as the case may be.

15.6

To advise the Trustee in writing, immediately upon learning thereof, and not later than two (2) business days after learning of it, of the occurrence of any of the events set out in subsections 7.1.1, 7.1.2 and 7.1.3 above. The Trustee shall notify the Noteholders of the occurrence of any of the said events.

15.7

To deliver to the Trustee, a copy of any report that it is compelled to submit to the London Stock Exchange, on the same date of submission thereof to the London Stock Exchange, and a copy of any document that the Company transfers to its shareholders or to the Noteholders and the particulars of any information that it otherwise transfers to them. Reporting on the Magna system of the Israel Securities Authority shall suffice to comply with the provisions of this section. The Company shall further transfer, to the Trustee, additional information with respect to the Company, at the Trustee’s reasonable demand, and any information transferred by the Trustee shall be maintained in confidence by the Trustee.

15.8	To give a confirmation to the Trustee, at its demand, that all payments that have fallen due, have been effected to the Noteholders.

15.9

To act with a view that the Notes be rated by a rating company, approved by the Commissioner of the Capital Market, pursuant to the rules and provisions prescribed in the Income Tax Regulations (Rules for Approval and Management of Provident Funds), 5724 – 1964, Insurance Business (Control) Regulations (Ways of Investing an Insurer’s Capital and Reserves and Management of His Obligations), 5761 – 2001, as shall be amended from time to time up to the date of settlement of the Notes in full, and advise the Trustee of any decline in the rating of the Notes.

15.10	To allow the Trustee to participate in meetings of the Company’s shareholders, without conferring on it a voting right.

15.11	To deliver the Trustee no later than 30 days from the date of this Trust Deed a clearing schedule for the payment of Series B Notes (principal and interest) in an Excel file.

15.12

It is herby clarified that the Trustee will not be obligated to participate in meetings of the Company’s shareholders outside Israel, and in the event the Trustee shall be requested to attend such meetings, the Company shall bear the expenses of flights, staying and fees for the time it devoted to attend such meetings, so long as the Company has summoned such meetings.

15.13

The Trustee’s undertaking for confidentiality, as set out in this section 15 above, shall not apply to any transfer of information to the meeting of the Noteholders which, in the Trustee’s reasonable opinion, will be required by the Noteholders for the purpose of adopting a resolution in respect of their rights, or for the purpose of giving an account to the Noteholders, at the Trustee’s reasonable discretion.

It is hereby clarified that failure to act on the part of the Trustee and/or the Noteholders, in view of the non-existence of any obligation on the part of the Company under this Deed, shall not be deemed as waiver on the part of the Noteholders and/or the Trustee of any right, but only as a limited consent to the special occasion on which it was granted.

16.	Other Agreements

Subject to the provisions of the Law and the restrictions imposed on the Trustee under law, the fulfillment of its capacity as Trustee, under this Deed, or its very status as Trustee, shall not prevent the Trustee from entering into various agreements with the Company, or entering into transactions with the Company in the ordinary course of its business, provided that such engagements and/or transactions shall not cause the Trustee to loose its capacity, under Section 35.E. of the Law, to serve as Trustee for the Noteholders.

17.	Trustee’s fee

The Trustee’s fee shall be as set out in Appendix C hereto, constituting an integral part of this Deed.

18.	Special Powers

18.1

The Trustee may, as part of the fulfillment of the Trust affairs under this Deed, act in accordance with the opinion and/or advice of any attorney, accountant, appraiser, assessor, surveyor, mediator or other specialist, whether such opinion and/or advice has been prepared at the Trustee’s request and/or by the Company, and the Trustee shall not be responsible for any loss or damage caused in consequence of any act and/or omission performed by it, on the basis of such advice or opinion, unless the Trustee has acted negligently or mala fide.

18.2

Any such advice and/or opinion may be given, forwarded or received by means of a letter, telegram, facsimile and/or any other electronic means for transmission of information, and the Trustee shall not be responsible for any acts performed by it on the basis of any advice and/or opinion and/or information transmitted in one of the aforesaid manners, notwithstanding that same contained errors and/or was not authentic, unless the Trustee was aware of such errors or such errors could have been detected under a reasonable examination. Such opinion shall be open for perusal by any Noteholder, upon demand, with the Trustee, subject to the Noteholder signing a letter of confidentiality, upon the Company’s demand.

18.3

The Trustee shall not be obligated to give a notice to any party, of the execution of this Deed and may not, in any manner, interfere with the management of the Company’s business or affairs. Nothing in the contents of this section shall limit the Trustee in respect of acts to be performed by it under this Trust Deed.

18.4

The Trustee shall use the trust, powers, authorizations and authorities conferred on it under this Deed, at its absolute discretion and shall not be responsible for any damage caused in consequence of an error in such discretion, unless the Trustee has acted negligently or mala fide.

19.	The Trustee’s Power To Engage Agents

The Trustee may appoint an attorney or other agent/s to act in its stead, to perform or participate in the performance of special acts to be performed with respect to the Trust and pay a fee to any such agent, and, without limitation to the generality of the foregoing, institution of legal proceedings or representation in proceedings of the Company’s merger or spin-off. The Company may object to such appointment on any reasonable ground whatsoever, including in the event that the agent is competing, directly and/or indirectly, with the Company’s business.

20.	Trustee’s Indemnification

Without prejudice to the rights for indemnification vested in the Trustee under the Law and/or the Company’s obligations under this Deed, and subject to the contents of subsection 8.6 above, the Trustee, its attorney, manager, agent or other person appointed by the Trustee pursuant to this Deed, shall be entitled to indemnification out of the funds received by the Trustee for the Noteholders arising from the proceedings instituted by it and/or otherwise pursuant to this Deed, with respect to reasonable obligations assumed by them, with respect to reasonable expenses incurred in the course of implementing the Trust under this Deed or with respect to such acts, which, in their opinion, were required for such implementation and/or with respect to the exercise of powers and authorizations vested in the Trustee, pursuant to this Deed, and with respect to all kinds of legal proceedings, opinions of attorneys and other specialists, negotiations, discussions, expenses, claims and demands in connection with any law and/or matter, made and/or omitted in any manner with respect to the above, and the Trustee may withhold the funds in its possession and pay, out of such funds, such amounts as are required for settlement of the indemnification. Notwithstanding the foregoing, the Trustee shall not be entitled to indemnification for such acts performed by it, where held, in a conclusive judgment, that the Trustee acted negligently. Transfer of sums to the Noteholders by the Trustee after the indemnification mentioned above shall be according to their measure of holdings in the Notes. The provisions of this section do not derogate from the Trustee’s obligations under this Deed.

21.	Notices

21.1

Any notice on behalf of the Company and/or the Trustee, to the Noteholders, shall be given by means of a notice published in two widely-circulated daily newspapers in the Hebrew language or by means of forwarding a notice by registered mail to the last address of the Noteholders recorded in the Register (and in the event of joint holders – to such holder whose name appears first in the Register), and any notice published or mailed as aforesaid shall be deemed to have been delivered to the Noteholder on the date of the publication thereof as aforesaid, or within three days from the date of the dispatch thereof at the post office, all as the case may be. Notwithstanding the foregoing, as long as the Notes are listed for trade on the Stock Exchange, the notices shall be given by means of publication of reports on the Magna system only, and in the following cases, the notice shall also be published in two widely circulated daily newspapers in the Hebrew language:1) convening a meeting; 2) arrangement or settlement under section 350 of the Companies Law or under a corresponding section pursuant to another law applicable to the Company; 3) merger; 4) any other issue at the Trustee’s demand. A report so published shall be deemed to have been delivered, to the Noteholders, on the date of publication thereof.

21.2

Copies of notices and invitations to be given by the Company to the Noteholders shall also be sent it to the Trustee. It shall be clarified that such notices and invitations do not include ongoing accounts by the Company to the public, insofar as, and to the extent, required.

Copies of notices and invitations to be given by the Trustee to the Noteholders shall also be sent by it to the Company.

21.3

Any notice or demand on the part of the Trustee to the Company, or on behalf of the Company to the Trustee, may be given by means of a letter to be forwarded, by registered mail, to the address set out in this Deed, or to any other address of which one party gives written notice to the other, and any such notice or demand shall be deemed to have been received, by its addressee, within three business days from the date of dispatch thereof at the post office.

22.	Settlements And/Or Changes In The Terms Of The Notes

22.1

Subject to the provisions of the Law and the regulations enacted thereunder and unless otherwise specified in this Deed, the Trustee may, from time to time and at any time, if it is satisfied, at its discretion, that same does not amount to material injury to the rights of the Noteholders, waive any failure to fulfill any of the terms of the Notes or the Trust Deed on the part of the Company, which do not refer to the terms of payment of the Notes, the grounds for the declaration as immediately due and payable and/or reports that the Company is to deliver to the Trustee, pursuant to the provisions of this Deed.

22.2

Subject to the provisions of the Law and the regulations enacted thereunder, and with the prior approval, by a special resolution to be adopted at the general meeting of the Noteholders, at which the holders of at least fifty percent (50%) of the par value of the unsettled balance of the principal of all the Notes to be issued, pursuant to the Trust Deed, were present in person, or by proxy, or at an adjourned meeting, at which the holders of at least ten percent (10%) of such balance were present in person or by proxy, the Trustee may, either before or after the principal of all the Notes to be issued, pursuant to the Trust Deed, becomes due, settle with the Company with respect to any right or claim of all or any of the Noteholders and reach any arrangement with the Company, including waiver of any of its rights or claims and/or those of all or any of the Noteholders, vis-à-vis the Company.

22.3

Subject to the provisions of the Law, the Company and the Trustee may, either before or after the principal of all the Notes to be issued under the Trust Deed becomes due, revise the Trust Deed and/or the Notes, upon the occurrence of one of the following:

22.3.1

The Trustee has been satisfied that the change does not materially adversely affect the rights of the Noteholders, other than revisions relating to the terms of payment of the Notes, the grounds for declaration as immediately due and payable and/or reports to be submitted by the Company to the Trustee, pursuant to the provisions of this Deed.

22.3.2

The proposed revision has been approved by a special resolution adopted at the general meeting of the Noteholders, at which the holders of at least fifty percent (50%) of the par value of the unsettled balance of the principal of all the Notes to be issued, pursuant to the Trust Deed, were present in person or by proxy, or at an adjourned meeting, at which the holders of at least ten percent (10%) of such balance were present in person or by proxy.

22.4

In any event of the exercising of the Trustee’s right under this section above, the Trustee may demand, from the Noteholders, to deliver the Notes certificates to it or to the Company, for the purpose of entering a note as to any compromise, waiver, revision or amendment as aforesaid and, at the Trustee’s demand, the Company shall enter such a note in the certificates furnished to it. In any event of the use of the Trustee’s right under this section 22, it shall give a written notice thereof to the Noteholders, within a reasonable time.

23.	Noteholders’ Register

23.1

The Company shall keep and maintain, at its registered office, a Noteholders’ Register, in which the names of the Noteholders shall be recorded, as well as their addresses, and the number and par value of the Notes registered in their names. Furthermore, any transfer of ownership in the Notes shall be recorded in the Register. The Trustee and any Noteholder may, at any reasonable time, peruse such Register. The Company may close the Register from time to time for such period or periods as shall not exceed, cumulatively, 30 days per annum.

23.2

The company shall not be obligated to record, in the Register, any notice as to express, implied or estimated trust, or pledge or lien of any nature whatsoever or any equitable right, claim or offset or any other right whatsoever, with respect to the Notes. The Company shall only recognize the ownership of the person in whose name the Notes were registered, provided that his legal heirs, administrators of estate or executors of the will of the registered owner, and any person entitled to the Notes in the wake of the bankruptcy of any registered owner (and, in the case of a corporation – in the wake of the dissolution thereof), may be registered as their owner, after presenting proof which, at the Company’s discretion, is sufficient to prove his right to be registered as the owner thereof.

24.	Split of Note Certificate

24.1

With respect to Series B Notes registered in the name of one holder, one certificate will be issued to such Noteholder, or at such Noteholder’s request, a number of certificates shall be issued (hereinafter: “Certificates”).

24.2

Any Note Certificate may be split into a number of Note Certificates, where the total of all the principal amounts specified therein shall be equal to the specified principal amount of the certificate whose split was requested.

24.3

The split of a Note certificate, as stated, shall be done upon a requisition for the split, signed by the Noteholder in the certificate or his legal representatives, which shall be submitted to the Company at its registered offices, together with the Note certificate whose split was requested.

24.4

The splitting shall be effected within 30 days from the end of the month in which the certificate was delivered at the Company’s registered office. The new Notes certificates to be issued in the wake of the splitting shall each be for a par value amount in whole New Shekels.

	24.5	All expenses relating to the splitting, including Stamp Duty and other levies, if any, shall apply to the Holder seeking the splitting.

25.	Expiry Of The Trustee’s Office

	25.1	The provisions of the Law shall apply to the office of the Trustee and the expiry thereof and to the appointment of a new trustee.

25.2

The Trustee may resign from its office at any time it wishes to do so after giving a written notice to the Company three (3) months in advance, specifying the reasons for the resignation. The Trustee’s resignation shall have no force unless approved by a court, and only from the date designated therefor in the court’s approval as aforesaid.

The Securities Authority may apply to the court to terminate the office of the Trustee, pursuant to Section 35.N. of the Securities Law.

The Trustee’s office shall terminate where it turns out that it is prevented from continuing in its office, in the wake of a change in the provisions of the Law or the applicable law in respect of capacity to serve as trustee. In such event, a new Trustee shall be appointed, as proposed by the Company, in accordance with a resolution of the meeting of the Noteholders, in a resolution to be adopted with the required majority as set forth in subsection 25.3 below.

The Company shall publish an immediate report of any such event with respect to the office of the Trustee and/or the termination thereof as aforesaid.

25.3

Holders of ten percent (10%) of the par value of the unsettled balance of the principal of the Notes may convene a general meeting of the Noteholders and it may decide, in accordance with the vote of holders of at least fifty percent (50%) of such balance, or their proxies, on the dismissal of the Trustee from its office.

25.4

In the event of expiry of the Trustee’s office, the court may appoint another Trustee, for such period and at such terms as it finds fit. The Trustee whose office has expired, shall continue to serve in its office, up to the appointment of another Trustee.

25.5

Each new Trustee shall have such powers, authorizations and other authorities as the Trustee whose office has expired, and it may act, in all respects, as if it has been appointed as Trustee from the outset.

25.6

If the Trustee’s office has expired and/or the Trustee has been dismissed from office, the Trustee shall not be entitled to payment of its fee as of the date of expiry of its office and/or dismissal from office. In the event of payment of an annual fee, the Trustee shall refund the fee paid for the months in which it has not served as Trustee for the Company.

26.	Meetings Of The Noteholders

Meetings of the Noteholders shall be conducted as set forth in Appendix B hereto.

27.	Reporting To The Trustee

The Company shall submit to the Trustee, so long as not all the Notes have been settled (included the linkage differentials related thereto):

	27.1	Audited financial statements of the Company for the fiscal year ended on December 31 of the previous year, immediately after the publication thereof by the Company.

	27.2	Any report with respect to interim financial results of the Company, if published to the public, immediately after the publication to the public thereof by the Company.

For the avoidance of doubt, it is hereby clarified that as of the date of this Deed the Company is obligated to publish to the public audited annual financial reports and reviewed half-year financial reports only. If the Company’s shares cease to be traded on the LSE, the Company undertakes to continue to submit to the Trustee annual and semi-annual financial reports on the same dates it would have been required to publish should it continue to be traded on the LSE and pursuant to applicable law and in such event, any Noteholder holding at least 5% of the unpaid principal amount of the Notes will be entitled to receive from the Trustee, at its request, a copy of the financial reports delivered to the Trustee, provided that before such delivery is made, such Noteholder shall sign a confidentiality undertaking at the form to be agreed upon by the Company and the Trustee. “Noteholder” for the purpose of this section 27.2 only – including a group of holders managed by one management entity.

	27.3	Any immediate report of the Company, immediately after the publication to the public thereof by the Company, to the extent published.

27.4

Approval by the Company’s auditor and/or the Company’s chief financial officer, of the effecting of the interest payment and/or payment on account of the principal, and the dates thereof, to the Noteholders and the balance of the par value of the Notes in circulation.

27.5

To give the Trustee a notice of the occurrence of any of the events constituting grounds for declaration as immediately due and payable, as set out in section 2 above. The Trustee undertakes to give a notice to the Noteholders of any notice by the Company as aforesaid.

For the purpose of this section 27, the publication of the reports set out in this section 27 above, on the London Stock Exchange and/or on the Magna, shall be deemed as submission of the report to the Trustee. Notwithstanding the foregoing, the Company undertakes that in the event its reports to the London Stock Exchange are not reported on the Magna, the Company shall deliver to the trustee, the information contained in the said reports.

28.	Applicability Of The Securities Law, 5728 - 1968

The parties shall act pursuant to the provisions of the Law and the Regulations thereof, in any matter not referred to in this Deed and, in any event of conflict between the provisions of the Law and its Regulations (that may not be contracted out) and this Deed, the parties shall act in accordance with the provisions of the Law and its Regulations.

29.	Applicable Law and Jurisdiction

29.1

Israeli Law shall apply exclusively to this Trust Deed, including the appendixes hereto, as well as to any dispute arising with respect to this Deed and no other Law shall have any application whatsoever.

	29.2	The exclusive jurisdiction in respect of this Trust Deed shall vest in the relevant Tel – Aviv – Jaffa Court only, and no other court in other area shall have any jurisdiction.

30.	Company’s address for purposes of this Deed

The Company’s address in Israel for the purposes of this Deed shall be delivered to the Trustee within three business days from the date of execution of this Deed.

31.	Conflict Between The Provisions Of The Deed And The Addenda Thereto

In any event of conflict between the provisions of the Trust Deed and the addenda thereto, the provisions of the Trust Deed shall prevail.

32.	Authorization To Report In Magna

By signing this Deed, the Trustee authorizes the authorized electronic signatories of the Company to report, in its name, on the Magna, of its entering into this Deed and its execution of this Deed, to the extent required and/or to be required under law.

In Witness Whereof The Parties Have Signed:

/s/ Plaza Centers N.V	/s/ Reznik Paz Nevo Trustees Ltd.

Plaza Centers N.V.	Reznik Paz Nevo Trustees Ltd.

I, the undersigned, Tal Nachmanovich, Advocate, hereby confirm that this Trust Deed was signed by Plaza Centers N.V in accordance with its documents of incorporation, via Mr. Shimon Yitzhaki.

/s/ Tal Nachmanovich

Tal Nachmanovich, Advocate

Appendix A

Plaza Centers N.V.
Series B Note Certificate

Registered Series B Notes, unlimited in amount, of NIS 1 par value each, payable in 5 equal annual installments, on July 1 of each of the years 2011 to 2015, inclusive (the first installment to be effected on July 1, 2011 and the last installment to be effected on July 1, 2015), bearing interest at a rate to be determined in the tender as described in the Company’s Prospectus of February 2008, payable in semi-annual installments on July 1and December 31 of each year in the years 2008 to 2015 (the first installment to be effected on July 1, 2008 and the last installment to be effected on July 1, 2015), linked (principal and interest) to the Index for December 2007, as published on January 15, 2008.

Registered Notes

Certificate No.: ____

Total par value of the Notes under this Certificate - NIS _______________

The registered owner of the Notes under this Certificate:

1.

This Certificate evidences that Plaza Centers N.V. (hereinafter: the “Company”) shall pay, on July 1 of each of the years 2011 to 2015 (inclusive), (the first installment to be effected on July 1, 2011 and the last installment to be effected on July 1, 2015), 20% of the par value of the Notes under this Certificate; the Company shall further pay, on July 1 and December 31 of each year in the years 2008 to 2015 (inclusive), interest at a rate to be determined in the tender as described in the Company’s Prospectus of February 2008,, payable in semi-annual installments on July 1 and December 31 of each of the years 2008 to 2015 (the first installment to be effected on July 1, 2008 and the last installment to be effected on July 1, 2015), all subject to the linkage terms and the other terms set out in the terms listed overleaf. Any such installment shall be effected to the registered owner of the Notes, under this Certificate, at the end of December 19 or at the end of June 19 that fall immediately before the due date of such installment.

2.

The last payment for the principal and interest shall be effected against the delivery of the Notes to the Company at the Company’s registered office or at any other place of which the Company shall give a notice, not later than five (5) business days prior to the due date thereof, under the terms of the Note.

3.

The Notes of this Series B are issued pursuant to the Trust Deed between the Company on the one hand and Reznik Paz Nevo Trustees Ltd. (hereinafter: the “Trustee”) on the other hand, entered into on January 31, 2008 (hereinafter: the “Trust Deed”) and are not secured by means of any lien.

4.	All Notes of this Series shall be equal inter se (pari passo), such that none shall have any preferential right over the other.

5.

The Company reserves the right to issue, at any time, without approval of the Trustee and/or the Noteholders of this Series, other Notes or other Series of Notes or other securities of any nature or type whatsoever, whether or not vesting a right to convert into Company shares, at such terms as the Company shall find fit, whether preferable, equal or inferior to the terms of the Notes of this Series. The Company further reserves the right to increase the Series of Notes at its exclusive discretion, pursuant to the provisions of any law and subject to the provisions of section 2 of the terms listed overleaf.

6.	The Notes under this Certificate are further subject to the terms listed overleaf and to the terms set out in the Trust Deed.

The Notes may not be offered, sold, transferred or disposed of in the Netherlands, as part of the initial spread thereof and at any time thereafter, either directly or indirectly, other than to qualified investors (gekwalificeerde beleggers) as provided in article 1:1 of the Dutch Act on the financial supervision (Wet op het financieel toezicht), except that an offering, sale or transfer of the Debentures on the Tel Aviv Stock Exchange will not be deemed to be an offering in The Netherlands . Signed by the Company on ___________________________

_______________________________	____________________________

I, the undersigned, ___________________, Advocate, hereby confirm that this Note Certificate was signed by Plaza Centers N.V in accordance with its documents of incorporation, via Messrs. _________________________________.

________________________
_____________, Advocate

The Terms Listed Overleaf

1.	General

In this Note, the following terms shall have the meaning set out opposite them, unless otherwise required by the context, namely:

The “Company” - Plaza Centers N.V.;

The “Trust Deed” – The Trust Deed between the Company and Reznik, Paz Nevo Trustees Ltd., entered into with respect to the Series B Notes;

“Series B Notes” or “Series Notes” or the “Notes” – a series, unlimited in amount, of registered Series B Notes, of NIS 1 par value each of the Company, to be issued from time to time at the Company’s exclusive discretion;

The “Trustee” – Reznik, Paz Nevo Trustees Ltd. and/or anyone serving from time to time as trustee for the Noteholders under the Trust Deed;

“Register” – The register of the Series B Noteholders of the Company, wherein all Series B Noteholders will be registered;

“Noteholder” or “Noteowner” – the person named at such time in the Register as the owner of the Note and, in the event of a number of joint holders, the joint holder whose name appears first in the Register;

“Note Certificate” – A Series B Notes Certificate in such wording as set out in Appendix A to the Trust Deed.

The “Law” or the “Securities Law” – the Securities Law, 5728 – 1968 and its regulations as shall be in effect from time to time.

“Principal” - The total sum of the par value registered in this Note Certificate.

“Consumer Price Index” or “Index” - The price index known as the Consumer Price Index, including fruit and vegetables, and which is published by the Central Bureau of Statistics, including such index even if published by any other official entity or institution in lieu of the Central Bureau of Statistic, as well as any other official index superseding the same, whether or not it is based on the same data on which the existing index is based. If another index supersedes it, published by such body or institution, where such body or institution has not prescribed the ratio between it and the index that has been superseded, such ratio shall be prescribed by the Central Bureau of Statistics. In the event of such ratio not being prescribed as aforesaid, then the Trustee, in consultation with such economic experts as it shall select, shall fix the ratio between the other index and the superseded index.

The “Known Index” at any given time – the Index last published before such date.

“Base Index” – the index for December 2007, as published on January 15, 2008.

“Payment Index” – The index known on the due date of any payment on account of principal and/or interest.

“Business Day” – A day on which most of the banks in Israel are open to the public for the performance of transactions.

“Special Resolution” – As defined in section 6 of Appendix B to the Trust Deed.

“Subscriber” – The Noteholder under this Certificate, eligible for the rights provided herein on the date in question.

“Stock Exchange” – The Tel Aviv Stock Exchange Ltd..

“Rating Company” – A company approved by the Supervisor of the Capital Markets at the Ministry of Finance.

2.	Notes

The Company will issue registered Series B Notes, unlimited in amount, payable in 5 equal annual installments, on July 1 of each of the years 2011 to 2015, inclusive (the first installment to be effected on July 1, 2011 and the last installment to be effected on July 1, 2015), bearing interest at a rate to be determined in a tender as described in the Company’s Prospectus of February 2008, payable in semi-annual installments on July 1 and December 31 of each of the years 2008 to 2015 (the first installment to be effected on July 1, 2008 and the last installment to be effected on July 1, 2015), linked (principal and interest) to the Consumer Price Index for the month of December, as was published on December 15, 2008, all pursuant to the terms set forth in the Note.

Increase in the series – The Company may issue, at any time and from time to time, without the approval of either the Noteholders or the Trustee, including to the Company’s subsidiary, pursuant to the provisions of any law, including, but without derogating from the foregoing, the Dutch laws with respect to market abuse, additional Series B Notes with identical terms to those of the Series B Notes, at such price and in such manner as the Company finds fit, provided that this Deed will apply to all such additional Series B Notes to be issued by the Company and that they shall be deemed as the Series B Notes first issued. Notwithstanding anything to the contrary anywhere in this Deed, an additional issue of Series B Notes exceeding USD 400 million, rated by a Rating Company (as of the date hereof, the amount refers to both Series B and Series B Notes), shall be effected subject to another rating by a Rating Company and subject further that such additional issue of Series B Notes shall not adversely affect the rating of the Notes first issued under this Deed, as then in effect. To the extent required, the Company shall obtain the Stock Exchange’s approval for such increase and shall publish an immediate report of any increase in any series of the Notes. In the event the Series B Notes will be increased to an aggregate principal amount of more than the amount raised from the public, the Trustee’s annual fee will be updated in the sum of NIS 5,000 (for all the increases collectively).

The Series B Notes have not been offered with a discount. In the event that the Company issues additional Notes in the future, as part of an increase of the Series B Notes, at such discount rate as is different than the discount rate to be determined in the issue of the offered securities, the Company will apply, prior to the increase in the series, to the Tax Authority, for its approval (hereinafter: the “Tax Arrangement”) that, for the purpose of tax withholding from the discounting charges in respect of Notes, a uniform discounting rate shall be determined for the Notes, in accordance with a formula weighting the various discounting rates in that series, if any (hereinafter: the “Weighted Discounting Rate”). In the event of obtaining the Tax Arrangement, the Company will compute, on the date of the increase in the series, the Weighted Discounting Rate for the Series B Notes and will publish, by means of an immediate report, before the increase in the series subject to the Tax Arrangement, the Weighted Uniform Discounting Rate for the entire series and will withhold tax on the redemption dates of the Notes at the Weighted Discounting Rate, as aforesaid, pursuant to the provisions of any law. In such event, all the other provisions of the law pertaining to the taxation of discounting charges shall apply. In the event that no such Tax Arrangement is approved by the Israel Tax Authority, the Company shall withhold tax from the discounting charges, in respect of the entire series of the Notes, at the higher discounting rate created in respect of such series. In such event, the Company shall publish, in an immediate report, before the increase of such series, the discounting rate determined in respect of the entire series, as aforesaid, and all the other provisions of the law pertaining to the taxation of discounting charges, shall apply. The Company shall withhold tax upon redemption of the Notes, at the discounting rate to be reported as aforesaid.

In any event of an increase in the Series B Notes, on whatever grounds, where the discounting rate to be determined, within the framework of the issue of the Notes, is higher than the discounting rate of the series prior to the increase in the series, there may be cases where the Company withholds tax from the discounting charges at such rate as exceeds the discounting charges determined for the person who held the Notes of that series prior to the increase in the series (hereinafter: the “Surplus Discounting Charges”), irrespective of whether or not the Tax Arrangement has been obtained from the Tax Authority, as to setting a uniform discounting rate for the Series B Notes. An assessee who held the Notes prior to the increase in the Series B Notes, up to the settlement of the Series B Notes held by him, will be entitled to submit a tax return to the Israel Tax Authority and to receive a refund of the tax at the rate of the tax withheld from the Surplus Discounting Charges, to the extent he is entitled to such refund under law.

Deposit of additional securities – The Company reserves the right to issue, at any time, without approval of the Trustee and/or the Noteholders, other Notes or Series Notes or other securities of any nature or type whatsoever, at such terms as the Company shall find fit, whether preferable, equal or inferior to the terms of the Notes.

The Notes may not be offered, sold, transferred or disposed of in the Netherlands, as part of the initial spread thereof and at any time thereafter, either directly or indirectly, other than to qualified investors (gekwalificeerde beleggers) as provided in article 1:1 of the Dutch Act on the financial supervision (Wet op het financieel toezicht), except that an offering, sale or transfer of the Debentures on the Tel Aviv Stock Exchange will not be deemed to be an offering in The Netherlands .

An opinion that the Company has received from its attorneys in the Netherlands with regard to the issuing of the Notes and their listing for trade in the Stock Exchange is attached as Appendix D.

3.	The Principal

Subject to the other terms of the Notes, the Company will settle the principal of the Notes in 5 equal annual installments, on July 1 of each of the years 2011 to 2015, inclusive (the first installment to be effected on July 1, 2011 and the last installment to be effected on July 1, 2015). The balance of the unsettled principal will be linked to the Consumer Price Index, in accordance with the linkage terms as set out in section 5 below.

4.	Interest

The unsettled balance of the principal of the Series B Notes will bear annual interest at a rate to be determined by tender as described in the Company’s Prospectus of February 2008 (hereinafter: the “Interest Rate”). The interest will be linked to the Consumer Price Index, in accordance with the linkage terms as set out in section 5 below.

The interest will be paid on July 1 and December 31 of each year in the years 2008 to 2015 for the six months ending on the day preceding the date of each such installment (hereinafter: the “Interest Period”) (i.e. with regard to the payment on July 1 – the period beginning on December 31 (including) and ending on June 30 (including) and with regard to the payment on December 31 – the period beginning on July 1(including) and ending on December 30 (including) of each year) on the unsettled balance, from time to time, of the amount of the principal, at such Interest Period, subject to all other terms of the Notes except with regard to the first interest period as detailed below..

The first interest payment will be effected on July 1, 2008 for the period commencing on the Clearing Day of the Notes and ending on July 1, 2008(including). The interest rate for the first interest period will be calculated on the basis of 365 yearly days and the Company will notify in an immediate report on the first interest rate shortly after the tender.

The last interest installment will be effected on July 1, 2015, together with the last payment on account of the principal, against the return of the Notes Certificates to the Company. It is clarified that income tax that is to be withheld at the source, will be deducted from the interest payments.

5.	Linkage Terms Of The Principal And Interest

The balance of the unsettled principal and the interest thereon, as set out above, will be linked to the Consumer Price Index, as follows:

Should it turn out on the settlement date of any installment on account of the principal and/or interest of the Notes that the payment Index on that date exceeds the Base Index, the Company will effect such installment of principal or interest, being increased pro rata to the rate of increase of such payment Index, vis-à-vis the Base Index; however, should it turn out that such payment Index is identical to, or lower than, the Base Index, the Company shall effect such payment of principal or interest, computed on the basis of the Base Index.

According to the directives of the TASE, the linkage method shall not be changed during the term of the Notes.

6.	Principal And Interest Installments

Any installment on account of the principal of the Series B Notes, respectively, shall be paid to whomsoever shall be registered in the Register as the Noteholder at the end of the 19th of June, immediately prior to the payment date of said payment.

Any installment on account of the interest of the Series B Notes, respectively, shall be paid to whomsoever shall be registered in the Register as the Noteholder at the end of the 19th of June or at the end of the 19th of December, immediately prior to the payment date of said payment, with the exception of the last installment, which shall be made against the delivery of the Note Certificates to the Company, at the Company’s registered offices and/or at any other place in respect of which the Company shall provide notice, not later than five Business Days prior to the date designated for the settlement of the last payment.

Payments on account of the Principal and Interest shall be effected subject to the linkage terms as set out in section 5 above.

Wherever the date of making a payment on account of the Principal and/or the interest falls on a day which is not a Business Day, the payment date of said payment shall be deferred to the first Business Day thereafter, and no interest shall be borne in respect of the deferment of said payment.

Each payment due from the Company, in respect of the Notes, shall be subject to a deduction of tax at source, insofar as the Company is required by law to make such deduction.

The payment to the Subscriber shall be made by check or by bank transfer, in favor of the bank account whose details shall be submitted in writing to the Company beforehand, by the Subscriber, in accordance with what is stated below. Should the Company be unable, for any reason which is beyond the Company’s control, to pay any amount to the Noteholder entitled thereto, it shall deposit this amount with the Trustee, as stated in subsection 7.2 below.

If the Noteholder entitled to payment did not submit, beforehand, to the Company, the details of the bank account for the crediting thereof by bank transfer, as stated, the Company shall send a check by registered mail to his last address registered in the Register. The sending of the check to the eligible Noteholder by registered mail, as stated, shall be deemed, for all intents and purposes, to be payment of the amount specified therein on the date of the dispatch thereof by mail, provided that it was cashed upon due presentation thereof for collection.

A Noteholder wishing to provide notice of the bank account details for the crediting thereof with the payments under the Notes, as stated, or who wishes to change said bank account details, or his instructions with regard to the manner of payment, may do so by providing written notice, which shall be sent to the Company by registered mail; however, the Company shall comply with the instruction only where it reached its registered offices at least ten (10) days prior to the date designated for the remittance of any payment under the Note. Should the notice be received by the Company in delay, the Company shall act pursuant thereto solely with regard to those payments whose payment date shall fall after the payment date close to the date of receipt of the notice.

7.	Failure To Pay For A Reason Beyond The Company’s Control

7.1

Any sum payable to a Noteholder, which is has not been actually paid on the date designated for payment, for any reason beyond the Company’s control, while the Company was willing to pay same, shall cease to bear interest and linkage differentials as of the date designated for payment thereof, while the Noteholder shall be entitled only to such payments as he would have been entitled to on the date designated for payment of such installment, on account of the principal, interest and linkage differentials.

7.2

The Company shall deposit, with the Trustee, the sum of the installment not paid in a timely fashion, as set out in subsection 7.1 above, not later than fifteen (15) business days as of the date designated for such installment, and shall give notice of such deposit, and such deposit shall be deemed as settlement of such installment, and, in the event of settlement of everything owing for the Note, also as redemption of the Note.

7.3

The Trustee shall invest, within the framework of trust accounts in its name and for its benefit, such funds as are transferred to it as set out in subsection 7.2 above in such investments as are permitted to the Trustee under the Trust Deed. In the event that the Trustee acts as aforesaid, it shall only owe, to the Subscribers, in respect of such amounts, the consideration received from the realization of the investments less the expenses related to the said investment and to the management of the trust accounts, as well as the charges and less the obligatory payments applicable to the trust account. From such funds, the Trustee shall transfer, to the Noteholders, the sums to which they are entitled, as soon as practicable after proof and confirmations are presented to the Trustee of their entitlement to such amounts, to the Trustee’s full satisfaction, and less its expenses. The Trustee’s fee shall be at such rate as is then acceptable to it.

7.4

The Trustee shall hold such funds and shall invest them in the said manner, up to the end of one year from the final settlement date of the Notes. After such date, the Trustee shall transfer, to the Company, such amounts as are set out in subsection 7.3 above, including profits arising from their investment, less its expenses, to the extent remaining in its possession on such date. The Company shall hold such amounts in trust for such Noteholders, as are entitled to such sum, and in respect of the sums transferred to it by the Trustee, as aforesaid, the provisions of subsection 7.3 above shall apply to it, mutatis mutandis.

The Company shall confirm to the Trustee, in writing, the holding of the amounts and the receipt thereof on behalf of the Noteholders, and shall indemnify the Trustee for any claim and/or expense and/or damage of any type whatsoever incurred by it in the wake of, and due to, the transfer of the funds, as aforesaid, unless the Trustee has acted negligently.

The Company shall hold such funds in trust on behalf of the Noteholders entitled thereto for six (6) additional years from the date of the transfer thereof by the Trustee. Funds not demanded from the Company by a Noteholder up to the lapse of seven (7) years from the date of the final settlement date of the Notes, shall be transferred to the Company, and the Company shall be entitled to use the remaining funds for any purpose whatsoever

8.	Transfer Of Notes

8.1

The Notes are transferable with regard to any par value amount, provided that it shall be in whole New Israel Shekels. Any transfer of the Notes shall be made pursuant to a deed of transfer, drawn up as per the standard draft for a share transfer, duly signed by the registered holder or his legal representatives, and also by the transferee or his legal representatives, which shall be submitted to the Company at its registered offices, together with the certificates of the Notes being transferred pursuant thereto, and any other proof that shall be required by the Company for the purpose of proving the transferor’s right to transfer same.

8.2

The transfer of Notes shall be made by the signing, by the transferor and the transferee, of a share transfer deed, as per such draft that is acceptable to the Company, together with a witness to the signature of each one of them. The Note transfer deed shall be submitted to the Company during normal working hours.

8.3

In the event of the transfer of only part of the unpaid specified principal amount of the Notes in this Certificate, the Certificate shall first be split, pursuant to the provisions of section 9 below, into the number of Note Certificates as required as a consequence thereof, in such a manner that the total of all the principal amounts specified therein, shall be equal to the specified principal amount of said Note Certificate.

	8.4	After fulfillment of all these terms, the transfer shall be entered into the Register.

	8.5	All of the expenses and commissions entailed in the transfer shall apply to the entity requesting the transfer.

9.	Split Of Note Certificates

9.1

With respect to Series B Notes registered in the name of one holder, one certificate will be issued to such Noteholder, or at such Noteholder’s request, a number of certificates shall be issued (hereinafter: “Certificates”).

9.2

Any Note Certificate may be split into a number of Note Certificates, where the total of all the principal amounts specified therein shall be equal to the specified principal amount of the Certificate whose split was requested.

9.3

The split of a Note Certificate as stated shall be done upon a requisition for the split, signed by the Noteholder in the Certificate or his legal representatives, which shall be submitted to the Company at its registered offices, together with the Note Certificate whose split was requested.

9.4

The splitting shall be effected within 30 days from the end of the month in which the certificate was delivered to the Company’s registered office. The new Notes certificates to be issued in the wake of the splitting, shall each be for a par value amount in whole New Shekels.

	9.5	All expenses relating to the splitting, including Stamp Duty and other levies, if any, shall apply to the holder seeking the splitting.

10.	General Provisions

10.1

Payments on account of the Principal and the interest are payable and transferable without taking into consideration any equity rights or any offsetting rights or any right of counterclaim that exists or shall exist between the Company and a holder, former holder, including the original holder of the Notes.

10.2

Any holder becoming entitled to the Notes as a consequence of bankruptcy or as a consequence of dissolution proceedings of a Noteholder, shall be entitled, as soon as he shall provide such proof as the Company shall demand of him, from time to time, to be registered in the Register as the holder of the Notes or, subject to the terms set forth above in such Certificate, to transfer same.

10.3

The Noteholders shall be entitled to exercise their rights pursuant to the Notes and the Trust Deed, through the Trustee or pursuant to a resolution of the General Meeting of the Noteholders, in such manners as set forth in the Note and in the Trust Deed. Notwithstanding the foregoing, should the Trustee fail to act in accordance with the provisions of the Trust Deed and the Note, the Noteholders shall be entitled to exercise their rights, pursuant to a resolution of the General Meeting.

	10.4	The right of immediate settlement set out in section 7 of the Trust Deed, shall be deemed as an inseparable part of this Note.

11.	Compromises And/Or Changes In The Terms Of The Notes

11.1

Subject to the provisions of the Law and the regulations enacted thereunder and unless otherwise specified in this Deed, the Trustee may, from time to time, and at any time, if it is satisfied, at its discretion, that same does not amount to material adverse effect of the rights of the Noteholders, waive any failure to fulfill any of the terms of the Notes or the Trust Deed on the part of the Company, that do not refer to the terms of payment of the Notes, the grounds for the declaration as immediately due and payable, and/or the reports that the Company is to deliver, to the Trustee, pursuant to the provisions of the Trust Deed.

11.2

Subject to the provisions of the Law and the regulations enacted thereunder, and with the prior approval by a special resolution to be adopted at the general meeting of the Noteholders, at which the holders of at least fifty percent (50%) of the par value of the unsettled balance of the principal of all the Notes to be issued, pursuant to the Trust Deed, were present in person, or by proxy, or at an adjourned meeting, at which the holders of at least ten percent (10%) of such balance were present, in person or by proxy, the Trustee may, either before or after the principal of all the Notes to be issued pursuant to the Trust Deed becomes due, settle with the Company with respect to any right or claim of all or any of the Noteholders, and reach any arrangement with the Company, including waiver of any of its rights or claims and/or those of all or any of the Noteholders vis-à-vis the Company.

11.3

Subject to the provisions of the Law, the Company and the Trustee may, either before or after the principal of all the Notes to be issued under the Trust Deed becomes due, revise the Trust Deed and/or the Notes, on the occurrence of one of the following:

11.3.1

The Trustee has been satisfied that the change does not materially adversely affect the rights of the Noteholders, other than revisions relating to the terms of payment of the Notes, the grounds for declaration as immediately due and payable and/or reports to be submitted by the Company to the Trustee, pursuant to the provisions of the Trust Deed.

11.3.2

The proposed revision has been approved by a special resolution adopted at the general meeting of the Noteholders, at which the holders of at least fifty percent (50%) of the par value of the unsettled balance of the principal of all the Notes to be issued, pursuant to the Trust Deed, were present in person or by proxy, or at an adjourned meeting, at which the holders of at least ten percent (10%) of such balance were present in person or by proxy.

11.4

In any event of exercise of the Trustee’s right under this section above, the Trustee may demand from the Noteholders to deliver the Notes certificates to it or to the Company, for the purpose of entering a note, as to any compromise, waiver, revision or amendment as aforesaid and, at the Trustee’s demand, the Company shall enter such a note in the certificates furnished to it. In any event of the use of the Trustee’s right under this section, it shall give a written notice thereof to the Noteholders, within a reasonable time.

12.	General Meetings Of The Noteholders

The general meetings of the Noteholders shall be convened and administered in accordance with the provisions of Appendix B to the Trust Deed.

13.	Receipts As Proof

Without derogating from any other of these terms, a receipt signed by a holder of the Notes under this Certificate shall constitute proof of the full settlement of any payment specified in the receipt, which was made by the Company or by the Trustee, as the case may be, in respect of the Notes under this Certificate.

14.	Replacement Of Note Certificates

Should a Note Certificate be defaced, lost or destroyed, the Company shall be entitled to issue, in place thereof, a new Note Certificate, upon the same terms with regard to proof, indemnity and cover of the expenses that were caused to the Company for the purpose of clarifying the right of ownership of the Notes, as the Company shall deem fit, provided that, in the event of defacement, the defaced Note Certificate shall be returned to the Company prior to the issuance of the new certificate. Stamp tax and other levies, as well as other expenses entailed in the issuance of the new certificate, shall apply to the entity requesting said certificate.

15.	Notices

15.1

Any notice on behalf of the Company and/or the Trustee, to the Noteholders, shall be given by means of a notice published in two widely-circulated daily newspapers in the Hebrew language or by means of the forwarding of a notice, by registered mail, to the last address of the Noteholders recorded in the Register (and in the event of joint holders – to such holder whose name appears first in the Register), and any notice published or mailed, as aforesaid, shall be deemed to have been delivered to the Noteholder on the date of the publication thereof as aforesaid, or within three days from the date of the dispatch thereof at the post office, all as the case may be. Notwithstanding the foregoing,as long as the Notes are listed for trading on the Stock Exchange, the notices shall be given by means of publication of reports on the Magna system only and, in the following cases, the notice shall also be published in two widely circulated daily newspapers in the Hebrew language: 1) convening a meeting; 2) arrangement or settlement under section 350 of the Companies Law or under a corresponding section pursuant to another law applicable to the Company; 3) merger; 4) any other issue at the Trustee’s demand. A report so published shall be deemed to have been delivered to the Noteholders, on the date of publication thereof.

15.2

Copies of notices and invitations to be given by the Company to the Noteholders shall also be sent by it to the Trustee. It shall be clarified that such notices and invitations do not include ongoing accounts by the Company to the public, insofar as and to the extent required.

Copies of notices and invitations to be given by the Trustee to the Noteholders shall also be sent by it to the Company.

15.3

Any notice or demand on behalf of the Trustee, to the Company, or on behalf of the Company to the Trustee, may be given by means of a letter to be forwarded by registered mail to the address set out in the Trust Deed, or to any other address of which one party gives written notice to the other, and any such notice or demand shall be deemed to have been received, by its addressee, within three business days from the date of dispatch thereof at the post office.

16.	Acquisition of Notes by the Company and/or by a Subsidiary of the Company

	16.1	The Company reserves the right to acquire, at any time, Notes of the Series Notes at any price it finds fit, without prejudice to the duty to settle the Notes held by others apart from the Company.

	16.2	The Notes to be acquired by the Company shall be cancelled and delisted from the trading on the Stock Exchange, and the Company shall not be entitled to reissue them.

16.3

The Company’s subsidiary may acquire and/or sell Notes of the Series Notes, from time to time, subject to applicable law, including the Dutch laws with respect to market abuse, either on the Stock Exchange or off-market, including by means of an issue by the Company. The Notes to be held, as aforesaid, by a subsidiary, will be deemed as an asset of the subsidiary, will not be delisted from trading on the Stock Exchange, and will be transferable similar to the other Series B Notes. The votes to which such a subsidiary will be entitled, by virtue of its holdings in the Notes, will not be counted for the purpose of determining the existence of a quorum at general meetings of Noteholders, and the Notes held by the subsidiary will not confer on it voting rights at such general meetings, so long as the Notes are held by such subsidiary.

	16.4	Nothing in the foregoing in this section 3 above, per se, shall bind the Company and/or the Company’s subsidiary and/or the Noteholders, to acquire Notes or sell the Notes in their possession.

17.	Early Redemption at the initiative of the Stock Exchange

If a decision is made by the Stock Exchange on the de-listing from trade of the Notes in issue because the value of the Series of Notes is less than the amount set in the Stock Exchange directives with regard to delisting from trade of the Notes, the Company shall set a redemption date in which the Noteholder will be entitled to redeem the Notes and shall act for that purpose accordingly:

17.1

Within 45 days from the date of the decision of the Board of Directors of the Stock Exchange regarding said delisting, the Company shall provide notice of an early redemption date on which the Noteholder shall be entitled to redeem the Notes. The Company shall pay, to the Noteholder, the principal, together with linkage differentials and interest pursuant to the terms of the Note, which had accrued by the date of the actual redemption. The notice of the early redemption date shall be published in two daily newspapers which are widely circulated in Israel in Hebrew and shall be sent in writing, by registered mail, to all of the Noteholders at that time.

17.2

The early redemption date shall fall due not prior to 17 days from the date of the publication of the notice and not later than 45 days from said date; however, not in the period between the effective date for payment of interest and the date of the actual payment thereof.

17.3

On the early redemption date, the Company shall redeem the Notes whose holders had requested redemption thereof, according to the par value thereof, together with the linkage differentials and interest accrued on the principal up to the actual redemption date (the calculation of the interest for part of a year shall be made on the basis of 365 days per year).

17.4

The determination of the early redemption date, as stated above, shall not have an adverse effect on the redemption rights set forth in the Notes, for any of the Noteholders who shall not redeem them on the early redemption date, as stated above; however, the Notes shall be delisted from trading, and they shall be subject, inter alia, to the tax implications arising therefrom.

17.5

Early redemption of the Notes, as stated above, shall not confer on any of the Noteholders, who shall redeem the Notes, as stated, the right to payment of interest in respect of the period subsequent to the actual redemption date.

Appendix B

Plaza Centers N.V.

General Meetings Of The Noteholders

1.

The Trustee or the Company may invite the Noteholders to a Noteholders’ meeting. If the Company convenes such a meeting, it is required to immediately send notice, in writing, to the Trustee, of the place, the date and the time at which the meeting will be held and of the matters to be raised for discussion thereat.

The Company shall be required to convene such a meeting, upon the written requisition of the Trustee, or of the holders of at least ten percent (10%) of the par value of the unpaid balance of the principal of all the Notes that shall be issued pursuant to the Trust Deed. The Trustee shall be required to convene such a meeting, upon the written requisition of the holders of at least ten percent (10%) of the par value of the unpaid balance of the principal of all the Notes that shall be issued pursuant to the Trust Deed. In the event that the requisitioners of the meeting are the Noteholders, the Company and/or the Trustee, as the case may be, shall be entitled to demand from the requisitioners indemnification for the reasonable expenses related thereto.

When holding a meeting of Noteholders, the Trustee shall examine the existence of conflict of interests among the Noteholders under the circumstances. The Company and the Trustee shall act to convene class meetings of Noteholders, pursuant to the provisions of any law, case law, the provisions of the Law and the regulations and guidelines to be enacted thereunder.

2.

In respect of each Noteholders’ meeting, advance notice of at least 14 days shall be given to the Noteholders and to the Trustee, which shall specify the place, the date and the time of the meeting, and which shall also specify, in a general manner, the issues to be discussed at the meeting. Should the meeting be convened for the purpose of passing a special resolution, advance notice of at least 21 days shall be given, and the notice shall specify, in addition to that stated above, the proposed text of the special resolution. In the event of the convening of the meeting by the Trustee, such notice shall also be given to the Company.

The Trustee may shorten the period of time for the provision of advance notices, should the Trustee believe that the deferment of the convening of the meeting could have an adverse effect on the Noteholders’ rights.

3.

Any notice on behalf of the Company and/or the Trustee to the Noteholders, shall be given by means of a notice published in two widely-circulated daily newspapers in the Hebrew language, or by means of the forwarding of a notice by registered mail to the last address of the Noteholders recorded in the Register (and in the event of joint holders – to such holder whose name appears first in the Register), and any notice published or mailed, as aforesaid, shall be deemed to have been delivered to the Noteholder on the date of the publication thereof, as aforesaid, or within three days from the date of the dispatch thereof at the post office, all as the case may be. Notwithstanding the foregoing, as long as the Notes are listed for trading on the Stock Exchange, the notices shall be given by means of the publication of reports on the Magna system only and, in the following cases, the notice shall also be published in two widely circulated daily newspapers in the Hebrew language: 1) convening a meeting; 2) arrangement or settlement under section 350 of the Companies Law or under a corresponding section pursuant to another law applicable to the Company; 3) merger; 4) any other issue at the Trustee’s demand. A report so published shall be deemed to have been delivered to the Noteholders on the date of publication thereof.

4.

No resolution which was duly passed at a meeting convened as stated above, shall be disqualified, if, in error, notice thereof was not given to the holders of at least ten percent (10%) of the par value of the unpaid balance of the principal of all the Notes that shall be issued pursuant to the Trust Deed, or if such notice was not received by said holders.

5.

The chairman of the meeting shall be the person appointed by the Trustee. Should the Trustee not appoint a chairman as stated, or should the person appointed by the Trustee, as stated, be absent from the meeting, the Noteholders who are present (or their proxies) shall elect a chairman from among their number. The Noteholders’ meeting shall commence after it shall be proven that a quorum exists, as required, for the commencement of the discussion.

6.	(a)

Subject to the quorum required for the dismissal of the Trustee pursuant to law, at the Noteholders’ meetings, with the exception of that stated in section 6(e) below, a quorum shall be constituted by the presence of at least two Noteholders who are present, either in person or in proxy, and who hold, or represent jointly, at least ten percent (10%) of the par value of the unpaid balance of the principal of all the Notes that shall be issued, pursuant to the Trust Deed, at that time.

(b)

If, within half an hour from the time designated for the commencement of such a meeting, there shall be no quorum as stated, the meeting shall be adjourned to the same day of the following week, in the same place and at the same time (without any additional notice being necessary) and, should this day not be a Business Day – to the next subsequent Business Day (without any additional notice being necessary), or to such other date, place and time as the entity convening the meeting shall determine, provided that the convening entity shall provide notice of seven (7) days in advance, at least, of the holding of said adjourned meeting, in the same manner in which it gave the notice of the holding of the original meeting, and it shall note that, should there be no quorum at the adjourned meeting, as stated above, the quorum shall be two Noteholders who are present, either in person or in proxy, without taking into consideration the par value of the Notes which they hold. Such notice may also be given in the notice pursuant to which the adjourned meeting was called.

(c)

Should there be no quorum at the meeting adjourned as stated above, two Noteholders who are present, either in person or in proxy, and who hold any amount whatsoever of Notes, shall constitute the quorum.

(d)

With the consent of the holders of the majority of the par value of the unpaid balance of the principal of all the Notes that shall be issued pursuant to the Trust Deed, who are present at a meeting, either in person or in proxy, at which a quorum exists, the Chairman may, and at the request of the meeting, is obligated to, defer the continuation of the meeting, from time to time and from place to place, as the meeting shall decide. Should the continuation of the meeting be deferred by ten days or more, notice shall be given of the continued meeting, in the same manner that notice was given of the first meeting. With the exception of the foregoing, the Noteholders shall not be entitled to receive any notice of a continued meeting and/or of the matters to be discussed by the continued meeting. No matters shall be discussed at the continued meeting other than those matters which could have been discussed at the meeting at which the deferment was decided upon.

(e)

At a meeting convened in order to pass any of the resolutions set forth below, and also resolutions defined in the Trust Deed, the Note, the Terms Listed Overleaf and this Appendix, as special resolutions (hereinafter: “Special Resolution”), a quorum shall be constituted by the presence at the meeting of the holders of at least fifty percent (50%) of the par value of the unpaid balance of the principal of all the Notes that shall be issued, pursuant to the Trust Deed, or at an adjourned meeting, at which the holders shall be present, either in person or in proxy, of at least ten percent (10%) of said balance:

(1)

Any material amendment, modification or arrangement of the Noteholders’ rights, whether these rights derive from the Notes, from the Trust Deed or otherwise, or any material compromise or waiver in connection with these rights;

	(2)	The declaration of the Notes to be immediately due and payable;

The provisions of this subsection 6(e), shall apply subject to the provisions of section 2 of the Trust Deed.

It is hereby clarified that, for the purpose of the presence of a quorum in General Meetings, the votes shall not be taken into account, of Noteholders which are subsidiaries of the Company, related companies of the Company and/or controlling shareholders of the Company, and/or companies controlled by them, and Noteholders that are subsidiaries of the Company, related companies of the Company and/or controlling shareholders of such company shall not be entitled to vote at any General Meeting.

7.	(a)

Noteholders are entitled to participate in, and vote at, any General Meeting by proxy. In any vote of Noteholders, the vote shall be held on a poll, so that each Noteholder or his proxy shall be entitled to one vote in respect of each NIS 1.00 par value of the unpaid principal balance of the Notes by virtue of which he is entitled to vote. In the event of joint holders, the only vote that shall be accepted, is that of the holder who wishes to vote, either in person or by proxy, whose name appears first, out of the joint holders, in the Register.

(b)

The Noteholder or his proxy may vote in respect of part of his votes for a particular proposed resolution; and in respect of another part of his votes, he may vote against it; and in respect of another part of his votes, he may abstain; all as he shall deem fit.

	(c)	The Trustee who shall take part in a meeting, at the Company’s invitation, shall participate without a voting right.

8.	(a)

The majority required to pass an ordinary resolution of the General Meeting is a simple majority of the number of votes represented in the vote, voting for or against. The majority required to pass a Special Resolution at a meeting, as stated in subsection 6 (e) above, is a majority of not less than 75% of the number of votes represented at such vote, voting for or against.

	(b)	A resolution to amend the Trust Deed shall be passed by Special Resolution, subject to the provisions of the Law.

	(c)	A declaration by the Chairman of the passing of a resolution or the rejection thereof, and entry to this effect in the minutes of the meeting, shall serve as conclusive evidence of this fact.

9.	(a)

The instrument appointing a proxy, shall be in writing and shall be signed by the appointor, or by his proxy, who has due authorization, in writing. Should the appointor be a corporation, the appointment shall be made by authorization in writing, duly signed by the corporation together with the approval by an attorney of the validity of the signature. A proxy need not be a Noteholder himself.

(b)

The instrument of appointment and the power of attorney or any other certificate pursuant to which the instrument of appointment was signed, or an authenticated copy of such a power of attorney, shall be deposited, at the Company’s offices, not less than 48 hours prior to the time of the meeting, in respect of which the power of attorney was given, unless determined otherwise in the notice convening the meeting.

(c)

A vote conducted in accordance with the terms set forth in the instrument appointing a proxy shall be valid even if, prior to the meeting, the appointor passed away or was declared to be incapacitated, or the instrument of appointment was cancelled or the Note in respect of which the vote was given was transferred, unless notice, in writing, was received at the Company’s registered offices, prior to the time of the meeting, with regard to said death, declaration of incapacity, or cancellation or transfer, as the case may be.

(d)

Any corporation which is the holder of a Note, may, pursuant to duly signed authorization in writing, empower a person, as it shall deem fit, to act as its representative at any meeting of the Noteholders, and the person so empowered may act on behalf of the corporation which he represents.

10.

The Chairman of the meeting shall attend to the drawing up of minutes of all the discussions and resolutions at any General Meeting of the Noteholders, and to the keeping thereof in the Book of Minutes of the Noteholders’ Meetings. All minutes signed by the Chairman of the meeting, at which the resolutions were passed, and the discussions were conducted, or by a chairman of the meeting held subsequent thereto, shall serve as proof of the matters entered therein and, until such time as the contrary is proven, any resolution passed at such a meeting shall be deemed to have been duly passed.

11.

A person or persons appointed by the Trustee, the Company’s Secretary and any other person or persons authorized to this end by the Company, may attend meetings of the Noteholders. None of such persons shall have a vote at the General Meeting.

12.	All meetings of the Noteholders shall take place at the Company’s registered office or at such other address of which the convener of the meeting gives notice.

Unofficial translation from Hebrew

AMENDMENT NO. 1 TO THE TRUST DEED DATED JANUARY 31, 2008

Made and entered into in Tel Aviv, this 31 day of January, 2008

By and Between:

Plaza Centers N.V.

A public company incorporated in the Netherlands, No.: 33248324

Of Keizersgracht 241 1016 EA Amsterdam, The Netherlands

(Hereinafter: the “Company”)

Of the first part;

And:

Reznik Paz Nevo Trustees Ltd.

Of 14 Yad Harutzim Street, Tel Aviv

Tel.: 03-6393316; Fax: 03-6393311

(Hereinafter: the “Trustee”).

Of the other part;

Whereas	the Company and the Trustee entered into a Trust Deed on January 31, 2008 (the “Original Trust Deed”) pursuant to which the Company issued to the public the Company’s Series B Notes (the “Series B Notes” or the “Notes”).

Whereas	a mistake has been found in Section 4 of "The Terms Listed Overleaf"

Whereas	In accordance with Section 22.3 of the Original Trust Deed, the Trustee may amend the Original Trust Deed, subject to the condition that the Trustee has been satisfied that the amendment does not materially adversely affect the rights of the Noteholders.

Whereas	the Trustee is satisfied that the amendment to the original Trust Deed, as specified in this amendment below, does not materially adversely affect the rights of the Noteholders;

Whereas	for the sake of good order, the parties wish to amend the original Trust Deed, all subject and pursuant to the what is specified in this amendment as follows (the “Amendment”)

Now, therefore, it is agreed, declared and stipulated by and between the parties as follows:

1.	Preamble, Interpretation And Definitions

1.1	The preamble to this Amendment constitute an integral part hereof.

1.2	The terms specified in this Amendment shall have the meaning set out in the original Trust Deed.

2.	The Parties’Warranties

The parties hereby warrant:

2.1	There is no impediment under any law and/or any agreement to engage in this Amendment.

2.2	This Amendment has been approved by all their authorized organs.

3.	Amendments to the original Trust Deed

3.1	In section 4 of “The Terms Listed Overleaf” of the Original Trust Deed, the paragraph starting with the words “The last interest installment” and ending with the words “shortly after the tender” will be amended to be as follows:

“The first interest payment will be effected on July 1, 2008 for the period commencing on the Clearing Day of the Notes and ending on June 30, 2008 (inclusive), while the interest rate for the first interest period will be calculated on the basis of 365 yearly days and the Company will notify of the first interest rate in an immediate report shortly after the tender.”

3.2	All remaining terms of the Original Trust Deed will remain unchanged.

4	Authorization To Report In Magna

By signing this Deed, the Trustee authorizes the authorized electronic signatories of the Company to report, in its name, on the Magna, of its entering into this Deed and its execution of this Deed, to the extent required and/or to be required under law.

In Witness Whereof The Parties Have Signed:

/s/ Ran Shtarkman —————————————— Plaza Centers N.V.	/s/ Reznik Paz Nevo Trustees Ltd. —————————————— Reznik Paz Nevo Trustees Ltd.

I, the undersigned, Uzi Eli, Advocate, hereby confirm that this Trust Deed was signed by Plaza Centers N.V in accordance with its documents of incorporation, via Ran Shtarkman.

/s/ Uzi Eli
——————————————
Uzi Eli, Advocate